FOR IMMEDIATE RELEASE
DATE: April 17, 2020

XENIA HOTELS & RESORTS PROVIDES TRANSACTION AND OPERATIONS UPDATE

Orlando, FL - April 17, 2020 - Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today provided an update on the previously announced pending disposition of Renaissance Austin Hotel, as well as an update on the impact of COVID-19 on its operations.

On March 31, 2020, Xenia announced that it had amended its agreement to sell the 492-room Renaissance Austin Hotel to extend the closing until April 16, 2020. The transaction did not close as contemplated by the amended agreement and as a result, the agreement has been terminated. The Company has retained the $2 million deposit that was previously released from escrow.

Since the Company last issued an update on operating performance, it has temporarily suspended operations at an additional 7 hotels bringing the total number to 31 properties. The Company’s remaining 8 properties are currently operating at reduced levels; however, the Company continues to work with its operators to evaluate the demand and operations at these hotels and may elect to suspend operations in the future as a result of the COVID-19 pandemic. The Company continues to monitor all governmental directives and other factors impacting operations as it evaluates potential future re-opening dates for its properties that have temporarily suspended operations.

About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests primarily in uniquely positioned luxury and upper upscale hotels and resorts, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 39 hotels comprising 11,245 rooms across 16 states. Xenia’s hotels are primarily in the luxury and upper upscale segments, and operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, and Hilton, as well as leading independent management companies including The Kessler Collection and Sage Hospitality. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the status and outcome of certain asset sale transactions, the suspension of operations at our hotel properties, the anticipated impact of the COVID-19 pandemic on travel, transient and group demand, the anticipated impact of such pandemic on our results of operations, and the resulting amount of cancellation and attrition fees and cost-containment efforts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business (including, but not limited to, government-imposed travel or meeting restrictions), and levels of consumer confidence in the safety of travel as a result of the pandemic; the length of the COVID-19 pandemic and severity of such pandemic in the United States; the pace of economic recovery and the recovering of consumer confidence following the COVID-19 pandemic; our ability to implement cost-containment strategies; and the adverse effects of the COVID-19 pandemic on our business or the market price of our common stock. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Contact:
Lisa Ramey, Vice President Finance, Xenia Hotels & Resorts, (407) 246-8111

For additional information or to receive press releases via email, please visit our website at
www.xeniareit.com
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